SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): December 22, 2003

Nortek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6112	05-0314991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island		02903-2360
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

ITEM 5. OTHER EVENTS.

On December 22, 2003, Nortek, Inc. announced that it had entered into a definitive agreement to sell its Window, Doors and Siding segment to CI Investment Holdings, Inc. A copy of the purchase agreement is attached hereto as Exhibit 2.1 and a copy of the press release is attached hereto as Exhibit 99.1, each of which is incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits

2.1	Stock Purchase Agreement among CI Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as December 19, 2003

99.1	Press release, dated December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By: /s/Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: December 22, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Stock Purchase Agreement among CI Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as December 19, 2003
99.1	Press release, dated December 22, 2003